UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 12, 2020
Date of Report (Date of earliest event reported)

Universal Insurance Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33251	65-0231984
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)
1110 W. Commercial Blvd., Fort Lauderdale, Florida 33309
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (954) 958-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	UVE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 12, 2020, Universal Insurance Holdings, Inc. (the “Company”) entered into an employment agreement with Jon W. Springer, the Company’s President and Chief Risk Officer (the “Agreement”), which is effective as of May 12, 2020. The following summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference thereto.
Term
Mr. Springer’s former employment agreement with the Company expired on December 31, 2019. Mr. Springer’s new employment agreement provides that he will continue to serve as President and Chief Risk Officer of the Company for a term beginning on May 12, 2020 and ending on January 1, 2021, unless earlier terminated in accordance with its terms (the “Term”).
Base Salary
Mr. Springer will receive a base salary of $1,000,000, which will not be increased or decreased during the Term.
Signing Bonus
Mr. Springer will receive a signing bonus of $1,000,000. Mr. Springer is required to refund the full amount of the signing bonus if he is terminated for cause or resigns without good reason (as such terms are defined in the Agreement) prior to January 1, 2021.
Annual Bonus
For the calendar year ending December 31, 2020, Mr. Springer is eligible to receive a discretionary bonus of up to 200% of base salary, with the actual bonus payable to be determined based on factors the Compensation Committee of the Board of Directors of the Company determines to be appropriate, including, but not limited to, the Company’s financial and operational performance objectives, the recommendation of the Executive Chairman, as well as local, national and/or global conditions that directly or indirectly affect the Company.
Restricted Share Units
Mr. Springer is eligible to receive a grant of 75,000 restricted share units (the “RSU Grant”) payable under and subject to the Company’s 2009 Omnibus Incentive Plan, as may be amended from time to time (the “Omnibus Plan”). The RSU Grant will be subject to time-vesting conditions set forth in the Agreement.
Options
Mr. Springer will receive a grant of stock options with a grant date fair value of $1,000,000, which will be subject to three-year annual vesting. The grant will be made pursuant to the Omnibus Plan, and will be subject to the terms of the Omnibus Plan and any applicable award agreement evidencing the grant.
Termination
If Mr. Springer is terminated without cause or resigns for good reason (as such terms are defined in the Agreement), he would be entitled to a lump-sum cash amount equal to 12 months’ base salary and 12 months of COBRA coverage, subject to his execution of a general release of claims in favor of the Company. He would also be entitled to receive a pro rata portion of his annual incentive award for the year of termination, calculated on the basis of the Company’s actual performance for such year, provided that the Company will endeavor to apply the same percentage of annual bonus for determining the pro rata portion of the annual incentive award as it applies for determining the annual bonus for other similarly-situated senior executives of the Company. Any stock options that would have vested had he been continuously employed through the end of the one-year period following the termination date will fully vest as of the termination date and will remain exercisable for one year. In addition, any RSUs that would have vested had he been continuously employed through the end of the one-year period following the termination date will fully vest as of the termination date and become payable within 30 days following their originally scheduled vesting dates.
Change in Control
In the event of a change in control (as defined in the Agreement) and Mr. Springer is terminated without cause or resigns for good reason within 24 months after such change in control, Mr. Springer would be entitled to a lump-sum cash amount equal to 24 months’ base salary, plus two times any bonus paid for the calendar year 2018, subject to his execution of a general release of claims in favor of the Company. All stock options would immediately vest and all RSUs would immediately vest and become payable within 30 days following their regularly scheduled vesting dates. All such change in control payments would be reduced to the extent they would constitute an “excess parachute payment” within the meaning of Section 280G of the Code, if such reduction would result in Mr. Springer receiving a higher net after-tax amount.

Disability
If Mr. Springer becomes disabled during the Term, then the Company would be entitled to suspend his officership, but Mr. Springer would be entitled to remain an employee of the Company and receive his compensation and benefits for the lesser of (i) one year from the date of such suspension or (ii) the date on which he is first eligible for long-term disability payments under the Company’s long-term disability plan. If Mr. Springer is terminated due to disability or dies during the Term, he or his estate, respectively, would be entitled to receive a pro rata portion of his annual incentive award for the year of termination, calculated on the basis of the Company’s actual performance for such year. In addition, such termination will be treated as a termination without cause for the purpose of determining the Company’s obligation with respect to stock options and RSUs held by Mr. Springer.
Non-Compete
Mr. Springer is subject to a non-compete provision under the Agreement that prohibits him from engaging in certain competitive activities during the Term and for a period of three years following his termination.
Other
The Agreement also contains nondisparagement, nonsolicitation and confidentiality provisions.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:

Exhibit Number	Description

10.1	Employment Agreement, dated May 12, 2020, between Jon W. Springer and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2020	UNIVERSAL INSURANCE HOLDINGS, INC.

/s/ Frank C. Wilcox
Frank C. Wilcox
Chief Financial Officer